SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): December 9, 2004

                LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.

           (Exact Name of Registrant as Specified in Charter)


          NEVADA                   000-50073                   87-0576481
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
      of Incorporation)            File Number)            Identification No.)


                   4423 South 1800 West
                   Roy, Utah                                       84067
               (Address of Principal Executive Offices)          (Zip Code)


                                 (801) 732-1464
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 9, 2004, Mr. Gary Lewis, our president, chief executive officer, chief financial officer, chairman of the board and a director, tendered his resignation in those capacities and, as an officer and director generally.
Mr. Lewis resigned for personal reasons and not because of any dispute with us or our remaining director, officer and majority shareholder, Ms. Mary Ross. A copy of Mr. Lewis's resignation letter is attached to this document as an exhibit.

As a result of Mr. Lewis's resignation, Ms. Ross, our majority shareholder, is replacing Mr. Lewis in those officer and director capacities that he has served us. Ms. Ross will thus act as our sole officer and director. As such, she will now serve as our president, CEO, chief financial officer, and chairman of the board, all as permitted under Nevada law.

Biographical and other information on Ms. Ross, including her stock holdings, which total approximately 80% of our issued and outstanding shares, are contained in our Edgar filings already available and accessible and therefore, we will not repeat the disclosure about Ms. Ross as required by Item 5.02(c) of this Form. Such disclosure is incorporated herein by reference.

As a result of Mr. Lewis's resignation and Ms. Ross's future status and role as our sole officer and director, Ms. Ross has not entered into any new agreement or arrangement with us relative to compensation, nor has she signed any employment agreement.

ITEM-9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of business acquired.

None.

(b) Pro forma Financial Information.

None.

(c) Exhibits.

99.1 Resignation letter of Mr. Lewis.


                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.



Date:    December 9, 2004         By:   /s/ Mary E. Ross
                                        --------------------------------------
                                        Mary E. Ross, Chief Executive Officer




                         EXHIBIT INDEX


Exhibit
Number       Description
-------      -----------
99.1         Resignation letter of Gary Lewis dated December 9, 2004